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                                                                    EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the inclusion in the Registration Statement of Mountain Valley Bancshares, Inc. on Form SB-2 of our report dated January 20, 2004 on the financial statements of MVCB, L.L.P. as of December 31, 2003 and for the period June 24, 2003 (date of inception) through December 31, 2003. We also consent to the reference to our Firm as it appears under the caption "Experts".

                                        /s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
March 23, 2004